Exhibit 10.63a


                        SURRENDER AND ACCEPTANCE OF LEASE
                        ---------------------------------

     SURRENDER AND ACCEPTANCE dated as of May 11, 1999, between RECKSON OPERATING PARTNERSHIP, L.P. A Delaware limited partnership having an office at 660 White Plains Road, Tarrytown, New York 10591 (hereinafter referred to as "Landlord"), WELLCARE DEVELOPMENT, INC., a New York Corporation having an address at 660 White Plains Road, Tarrytown, New York 10591 (hereinafter referred to as "Tenant"), and THE WELLCARE MANAGEMENT GROUP, INC., a New York corporation having an address at 660 White Plains Road, Tarrytown, New York 10591 (hereinafter referred to as the "Guarantor").

                                R E C I T A L S:
                                ----------------

     WHEREAS, Landlord and Tenant entered into an Agreement of Lease (the "Original Lease"), fully executed on or about December 19, 1997, for the lease of 10,079 rentable square feet of space (the "Demised Premises") on the first
(1st) floor of the building located at 660 White Plains Road, Tarrytown, New York (the "Building"); WHEREAS, in order to induce Landlord to enter into the Lease, the Guarantor executed and delivered for the benefit of Landlord, and its successors and assigns, a Guaranty (the "Guaranty"), dated on or about December 15, 1997, whereby the Guarantor guaranteed the full and faithful performance of all obligations of Tenant under the Lease;

     WHEREAS, Tenant desires to surrender the Lease to Landlord and Landlord is willing to accept such surrender upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises herein contained, and the payments to be delivered to Landlord by Tenant pursuant to this Agreement, the parties agree as follows:

     1. Tenant hereby surrenders to Landlord as of June 15, 1999 (the "Surrender Date") the Lease and the term and the estate thereby granted, together with the premises therein described, to the extent and purpose that the estate of Tenant in and to the premises covered by the Lease shall be wholly extinguished, and that the term of the Lease shall expire as of such date in the manner and with the same effect as if that were the date therein set for the expiration of the term of the Lease. Accordingly, on or before the Surrender Date, Tenant shall completely vacate and surrender the Demised Premises in broom clean condition in accordance with all of the applicable provisions of Article 17 of the Lease.

     2. Tenant and the Guarantor, jointly and severally, hereby represent, warrant and covenant that (a) nothing has been done or suffered whereby the Lease or the term of the estate thereby granted have been encumbered in any way whatsoever; (b) Tenant owns the Lease and has good right to surrender the same; and (C) no one other than Tenant has acquired, through or under Tenant, any right, title or interest in or to the Lease or the term or estate thereby granted or in or to the premises covered thereby.

     3. Tenant and the Guarantor each hereby acknowledges and agrees that Landlord has fully performed and observed all of the terms, covenants and conditions under the Lease to be performed or observed on the part of Landlord and that there exists absolutely no defense, right of offset, right of abatement or other similar rights of Tenant under the Lease. Finally, Tenant and the Guarantor each hereby releases Landlord, and its affiliates, agents, employees, successors and assigns of and from all claims, demands, actions and causes of action of every kind and nature whatsoever arising out of or in connection with the Lease.

     4. In consideration of Landlord accepting the surrender of the Lease, as set forth herein, Tenant and the Guarantor, jointly and severally, covenant to pay to Landlord the sum of Thirty-Two Thousand Seven Hundred Fifty-Six and 76/100 ($32,756.76) Dollars, payable in full upon their execution hereof (the "Surrender Payment").

     5. Upon (a) Landlord's timely receipt, and upon clearance, of the Surrender Payment referenced in Section "4" above, and (b) Tenant fully surrendering and vacating the Demised Premises (in the manner required under Section 1 hereof) no later than the Surrender Date; TIME BEING OF THE ESSENCE, then Landlord does hereby release (i) Tenant, its parent and sister corporations, affiliates, agents, employees, successors and assigns of and from all claims, demands, actions and causes of actions of every kind and nature whatsoever arising out of or in connection with the Lease, (ii) the Guarantor and any subsidiary corporations of and from all claims, demands, actions and causes of actions of every kind and nature whatsoever arising out of or in connection with the Guaranty and (iii) Tenant from its obligation to pay the installment of Rent otherwise due for the month of June 1999.

     6. Landlord hereby reserves all rights and remedies available to it under the Lease, the Guaranty, at law, in equity or otherwise with respect to the Lease and any default on the part of Tenant arising thereunder, except in the event that both (a) Landlord has received timely payment of, and clearance of, the Surrender Payment referenced in Section "4" above, and (b) Tenant has fully vacated and surrendered the Demised Premises (in the manner set forth in Section 1 hereof) no later than the Surrender Date; TIME BEING OF THE ESSENCE. In the event of the failure of either of the above conditions, the release made by Landlord in Section "5" hereof shall be automatically void and of no force or effect whatsoever, and Landlord shall be free to exercise any and all of the rights and remedies referenced in the preceding sentence of this Section "6". Without regard to any default in the timely payment of the Surrender Payment or the exercise by Landlord of any such rights or remedies, Tenant hereby expressly waives any and all rights or redemption with regard to the Lease and the Demised Premises.

     7. Again, provided Landlord has received timely payment (and clearance) of the Surrender Payment and Tenant has fully vacated and surrendered the Demised Premise (in the manner required under Section 1 hereof) on or before the Surrender Date; TIME BEING OF THE ESSENCE, then Landlord shall, promptly, but no later than June 20, 1999, following Tenant having so timely surrendered and vacated the Demised Premises, return to Tenant the original of that certain Standby Letter of Credit, dated December 22, 1997 (as may have been amended), issued by M&T Bank as further security for the full and faithful performance of the obligations of Tenant under the Lease.

     8. Landlord, Tenant and the Guarantor hereby acknowledge and agree that it is difficult, if not impossible, to accurately calculate the damages incurred or to be incurred by Landlord in connection with the surrender and termination of the Lease by Tenant, and that the Surrender Payment is a reasonable estimate of such damages as of the date of this Agreement and constitutes good and valuable consideration for the covenants and obligations of the parties hereto. However, in the event of the failure by Tenant or Guarantor to fully and timely perform any of their respective obligations under this Agreement, such estimate shall in no manner be construed as a limitation upon, or waiver of, any damages of which Landlord may be entitled to reimbursement or restitution from Tenant or the Guarantor whose release by Landlord is made void and ineffective pursuant to the terms of this Agreement as a result of such failure.

     9. This Surrender and Acceptance Agreement may be executed in counterparts.

     10. This represents the complete agreement of the parties hereto and may not be amended except by written modification executed by the parties.

     11. The provisions of this Agreement shall not be binding upon any party hereto unless and until this Agreement has been executed by and delivered to al parties hereto.

     IN WITNESS WHEREOF, this Surrender and Acceptance Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                        RECKSON OPERATING PARTNERSHIP, L.P.
                                        By:  Reckson Associates Realty
                                             Corp., its general partner


                                        By:  /s/ Salvatore Campofranco
                                             -----------------------------


                                        WELLCARE DEVELOPMENT, INC.


                                        By:  /s/ Mary Lee Campbell-Wisley
                                             -----------------------------


                                        THE WELLCARE MANAGEMENT GROUP


                                        By:  /s/ Craig S. Dupont
                                             -----------------------------